EXHIBIT 99.2

Duos Technologies to Present at the Second Annual Winter Wonderland Best Ideas Virtual Investor Conference on February 9, 2022

JACKSONVILLE, FL / ACCESSWIRE / February 8, 2022 / Duos Technologies Group, Inc. ("Duos" or the "Company")(NASDAQ:DUOT), a provider of vision based analytical technology solutions, has been invited to present at the Winter Wonderland Best Ideas Virtual Investor Conference, which is being held on February 8-11, 2022.

Duos management is scheduled to present on Wednesday, February 9 at 12:30 p.m. Eastern time (9:30 a.m. Pacific time) with one-on-one meetings to be held throughout the conference. The presentation will be webcast live and available for replay here.

To receive additional information, request an invitation or to schedule a one-on-one meeting, please contact your conference representative or Investor Relations at DUOT@gatewayir.com.

About the 2nd Annual Winter Wonderland Best Ideas Virtual Conference

The Winter Wonderland Best Ideas Virtual Conference, presented by Issuer Direct, will take place on February 8-11, 2022. Dozens of public companies will be presenting via virtual webcast to a global investor audience. To attend the conference, register here.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (NASDAQ:DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision-based technology solutions supporting rail, logistics, intermodal and government customers that streamline operations, improve safety and reduce costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Contacts

Corporate
Fei Kwong, Director, Corporate Communications
Duos Technologies Group, Inc. (Nasdaq: DUOT)
904-652-1625
fk@duostech.com

InvestorRelations
Matt Glover or Tom Colton
Gateway Investor Relations
949-574-3860
DUOT@gatewayir.com